Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253824 on Form S-1 of our report dated March 3, 2021 (March 17, 2021, as to the reorganization described in Note 15), relating to the financial statements of Alignment Healthcare, Inc. (formerly Alignment Healthcare Holdings, LLC). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 18, 2021